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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 1996
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                                                (December 6, 1996)
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                  Datronic Equipment Income Fund XVI, L.P.
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           (Exact name of Registrant as specified in its charter)


  Delaware                    0-16764             36-3535958
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(State or Other             (Commission         (IRS Employer
Jurisdiction of             file number)        Identification
Incorporation)                                  Number)



1300 E. Woodfield Road, Suite 312       Schaumburg, Illinois 60173
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(Address of principal executive offices) (City, State, Zip Code)


Registrant's telephone number, including area code (847)240-6200
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ITEM 5.   OTHER EVENTS.


         On December 3, 1996, the United States District Court for the Northern District of Illinois, Eastern Division, approved, effective July 1, 1996, the termination of the management agreements ("Management Agreements") pursuant to which New Era Funding Corp. ("New Era") was providing management services to Datronic Equipment Income Fund XVI, L.P., Datronic Equipment Income Fund XVII, L.P., Datronic Equipment Income Fund XVIII, L.P., Datronic Equipment Income Fund XIX, L.P., Datronic Equipment Income Fund XX, L.P., and Datronic Finance Income Fund I, L.P. (collectively, the "Partnerships"). Upon the termination of the Management Agreements as memorialized in a Management Termination Agreement, Lease Resolution Corporation, the Partnerships' general partner, assumed responsibility for the operating management of the Partnerships.

         Under the terms of the original Management Agreements, New Era was entitled to a management fee in the minimum annual amount of $170,000 for each of the six Partnerships plus the salaries and benefits for New Era's three principals. This amounted to total compensation to New Era of approximately $2 million per year for all six Partnerships. The Management Agreements were scheduled to terminate upon the earlier of March 31, 2003, or the date upon which the Partnerships were liquidated.

         Pursuant to the terms of the Management Termination Agreement, on December 6, 1996, New Era was paid an aggregate termination fee of $3.2 million plus accrued interest from July 1, 1996. Additionally, an aggregate amount of $1 million plus accrued interest from July 1, 1996 was paid to the three principals of New Era in exchange for their agreement not to compete with the business of the Partnerships for a period ending July 1, 1998. The registrant's share of these two payments was $611,282.

         As part of the Management Termination Agreement, two of the principals of New Era have been retained as consultants to the Partnerships for the period of July 1, 1996 through March 31, 1999. Their consulting agreements provide for monthly payments aggregating $200,000 annually per consultant, which is equivalent to their current compensation, in exchange for their consulting services. These amounts will be charged to the Partnerships in the same manner as their previous compensation would have been charged.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on the 12th day of December 1996.




          DATRONIC EQUIPMENT INCOME FUND XVI, L.P.
          Registrant





      By:  /s/ Donald D. Torisky
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          DONALD D. TORISKY
          Chairman and Chief Executive Officer
          Lease Resolution Corporation
          General Partner of
          Datronic Equipment Income Fund XVI, L.P.





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